EXHIBIT 10.65


                                                                            Date

                                 PROMISSORY NOTE

For Value Received, Compositech Ltd., a Delaware corporation ("Maker"), promises to pay to __________________________ ("Payee"), the principal sum of
$______________________ (____________________________________) ("Principal Sum")
on or before the thirtieth day from the date hereof. In the event there is a closing on the currently contemplated offering of convertible preferred stock, proceeds from that offering will be used to retire this note. Interest shall accrue on the Principal Sum, or the unpaid balance thereof, at the rate of twelve (12%) percent per annum, payable at maturity.

     In consideration of the loan, the Payee shall receive warrants to purchase _____________ shares of Common Stock of the Maker at $________________ per share, calculated as 100% of the closing bid price on the day prior to the date hereof, exercisable within two years from the date hereof. In the event this loan remains outstanding for more than 10 days and less than 21 days , an additional warrants (total of warrants) under the same terms will be due. In the event this loan remains outstanding for more than 20 days and less than 30, an additional ________________ warrants (total of __________ warrants) under the same terms will be due. The Company will include the Stock underlying the warrants or any to be issued in conjunction with the default provisions below in a registration filing with the Securities and Exchange Commission within 60 days of the date above.

     Maker shall have the right, at any time, and from time to time, to prepay this Note, in whole or in part, without premium or penalty. In the event that Payee shall place this Note in the hands of an Attorney or otherwise commence any legal action to recover any sum due hereunder, Maker shall also pay all costs, including attorney's fees and court costs, incurred by Payee.

     The borrower shall be deemed to be in default of the loan if the complete amount, plus accrued interest, is not repaid within 10 days after maturity. In the event of a default, instead of any other remedy that Payee may have, at the option of the lender he may convert all of the loan to stock at the lesser of a 50% discount to the closing bid price on the date written above, or, a 50% discount to the closing bid price at the date of default (10 days after maturity).

     In the event of a default, and in addition to any other remedy that Payee may have, Maker irrevocable authorizes any Prothonotary, Clerk of Court or any Attorney of any Court of record to appear for Maker in such Court in term, time or vacation, and confess judgment against Maker, without process, in favor of Payee or any Holder of this Note for such amount as may appear to be unpaid hereof, together with a reasonable attorney's fee of up to five (5%) percent of the amount due and owing on the defaulted Note, and


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consents to immediate execution upon such judgment and hereby waives and releases the benefit of all appraisement and inquisition of real estate, hereby voluntarily condemning said real estate and authorizing the entry of such condemnation upon any writ issued, stay of execution and all rights under the exemption laws of any State now in force, or hereafter to be passed.

     This Note shall be binding upon Maker and shall be governed by and construed in accordance with the laws of the State of New York. This Note may not be varied, amended of modified, except in writing, signed by Maker and Payee or the Holder thereof.

     In Witness Whereof, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.









MAKER                                    COMPOSITECH LTD.


By____________________________           By ___________________________

 Name:                                      Samuel S. Gross,
 Title:                                     Executive Vice President, Secretary,
                                                 and Treasurer



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